CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 16, 2015, relating to the financial statements and financial highlights which appears in the March 31, 2015 Annual Report to Shareholders of MPS Thomson Reuters Venture Capital Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 23, 2015